Exhibit 99.1

Executive Offices	For Further Information Contact:
One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559
Richard W. Gochnauer
President and Chief Executive Officer
or
Victoria J. Reich
Sr. Vice President and Chief Financial Officer
United Stationers Inc.
(847) 627-7000

FOR IMMEDIATE RELEASE

UNITED STATIONERS INC. REPORTS SECOND QUARTER 2007 SALES UP 2.7%;
ADJUSTED EARNINGS PER SHARE UP 20%

DEERFIELD, Ill., Aug. 2, 2007 — United Stationers Inc. (NASDAQ: USTR) reported record second quarter 2007 net sales of $1.1 billion, up 2.7% from the second quarter of 2006.  Net income for the second quarter of 2007 was $24.1 million, compared with $41.4 million in the same period last year.  Diluted earnings per share for the second quarter of 2007 were $0.84, compared with $1.29 in the prior-year quarter.  The second quarter of 2006 included benefits from product content syndication/marketing program changes as well as a gain on the sale of two distribution facilities.  Second quarter 2007 earnings per share of $0.84 were up 20%(1), compared with last year’s $0.70(1), excluding the abovementioned items which favorably impacted 2006.

“We are pleased with our results for both the second quarter and first half of 2007.  On an adjusted basis, we achieved comparable earnings per share growth of 20% in the second quarter and 30% for the first half.  Our results reflect ongoing margin management and continuing progress in expense control,” said Richard W. Gochnauer, president and chief executive officer.  “While sales growth within the industry appears to be moderating, we are confident that the actions we are taking will enable us to deliver another year of record financial performance.”

Solid Second Quarter Performance

Sales in the second quarter of 2007 rose $30.1 million, representing a 2.7% increase over the prior-year quarter.  The categories with positive quarterly growth were janitorial/sanitation, traditional office products, and office furniture.  Offsetting these category increases was a sales decline in the technology category.

Gross margin as a percent of sales for the second quarter of 2007 was 14.9%, compared with 17.1% in the prior-year quarter.  During the second quarter of 2006, gross margin was positively affected by changes to the company’s product content syndication/marketing programs.  Excluding these items, gross margin in the second quarter of 2006 was 14.9%(1).

Operating expenses for the second quarter of 2007 were $122.6 million, or 10.7% of sales, compared with $118.2 million, or 10.6% of sales, in the same quarter last year.  Last year’s operating expenses were reduced by a $6.7 million gain on the sale of two facilities.  Excluding this item, operating expenses were $124.8 million(1), or 11.2%(1) of sales.

The operating margin for the three months ended June 30, 2007 was 4.1%, compared with 6.4% in the second quarter of 2006.  Operating margin in the second quarter of 2007 of 4.1% represented an improvement of 0.4%, compared with 3.7%(1) in the prior-year’s quarter, after adjusting for the margin and expense items mentioned earlier.  On this basis, operating income in the second quarter of 2007 rose 15% to $47.1 million, versus $41.0 million(1) in the same period last year.

Diluted earnings per share in the second quarter of 2007 were $0.84, compared with $1.29 in the prior year quarter.  After adjusting for the abovementioned items, diluted earnings per share were 0.70(1) in the second quarter of 2006.

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Strong First Half Results

Net sales for the first half of 2007 were $2.3 billion, up 3.3% from the same period last year.  Income from continuing operations for the first half of 2007 was $51.3 million, or $1.74 per diluted share, compared with $62.3 million, or $1.94 per diluted share, in the comparable prior-year period.  The first half of 2007 included a $1.4 million restructuring charge related to a workforce reduction and the first half of 2006 was positively impacted by previously disclosed items. Excluding these items, diluted earnings per share were $1.77 in 2007 and $1.36 in 2006. On this adjusted basis, comparable diluted earnings per share for the first half of 2007 were up 30% versus the same period last year.  A reconciliation of these non-GAAP diluted earnings per share for the first halves of 2007 and 2006 can be found on the company’s Web site.

Improving Cash Flow

The company’s net cash provided by operating activities totaled $93.9 million for the six months ended June 30, 2007, versus $22.5 million in the prior-year period.  Excluding the effects of accounts receivables sold, net cash provided by operating activities for the six months ended June 30, 2007 was at $68.9 million(1), compared with $22.5 million(1) in the prior-year period.  Capital expenditures for the six months ended June 30, 2007 were $6.8 million.  Capital spending for the full year is now expected to be approximately $25 million.

Outstanding debt totaled $143.5 million at June 30, 2007, up $83.4 million from June 30, 2006.  Outstanding debt plus securitization financing, totaled $393.5 million(1) at the quarter’s end, up $108.4 million(1) from June 30, 2006.  The increase primarily resulted from share repurchases, which totaled $205.3 million during the past four quarters.

Active Share Repurchase Program

The company repurchased approximately 825,000 shares for $50.3 million during the second quarter of 2007.  At June 30, 2007, the company had Board authorization to repurchase shares for $100 million, of which $55 million remains today.  During the twelve-month period ended June 30, 2007, the company repurchased 3.8 million shares at a cost of $205.3 million.

Positive Outlook

“Sales to date for the third quarter are up about 1%.  We are focusing our near-term efforts on increasing our sales growth and believe that our sales initiatives will help us maintain our first-half growth rate despite weakening industry trends.  On the expense side, we are seeing the benefits of our workforce reduction and are continuing to aggressively take costs out of our operations through process improvement initiatives. We believe these actions will position us to achieve United’s long-term financial goal of increasing earnings per share by 12% to 15% each year,” Gochnauer concluded.

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Friday, August 3, at 10:00 a.m. CT, to discuss second quarter results. To participate, callers within the U.S. and Canada should dial (800) 510-9836 and international callers should dial (617) 614-3670 approximately 10 minutes before the presentation.  The passcode is “58481481.”  To listen to the webcast, participants should visit the Investor Information section of the company’s Web site at www.unitedstationers.com several minutes before the event is broadcast and follow the instructions provided to ensure that the necessary audio application is downloaded and installed.  This program is provided at no charge to the user.  In addition, interested parties can access an archived version of the call, also located on the Investor Information section of United Stationers’ Web site, about two hours after the call ends and for at least the following two weeks.  This news release, along with other information relating to the call, will be available on the Investor Information section of the Web site.

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Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: United’s ability to effectively manage its operations and to implement general cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; United’s reliance on independent dealers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these dealers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; prevailing economic conditions and changes affecting the business products industry and the general economy; United’s reliance on key suppliers; the impact of variability in supplier pricing, allowance programs, promotional incentives and other terms, conditions and policies; the impact of variability in customer and end-user demand patterns on United’s product offerings and sales mix and, in turn, on customer rebates payable and supplier allowances earned by United;  United’s ability to maintain its existing information technology systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; the effects of hurricanes, acts of terrorism and other natural or man-made disruptions; and the conduct and scope of the SEC’s informal inquiry relating to United’s former Canadian operations or any formal investigation that may arise from it, and the ultimate resolution of any inquiry or investigation.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings.  The company does not undertake to update any forward-looking statement, and investors are advised to consult any further disclosure by United on this matter in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Company Overview

United Stationers Inc. is North America’s largest broad line wholesale distributor of business products, with net sales for 2006 of $4.5 billion.  The company’s network of 63 distribution centers allows it to offer nearly 46,000 items to its approximately 20,000 reseller customers.  This network, combined with United’s depth and breadth of inventory in technology products, traditional business products, office furniture, janitorial and sanitation products, and foodservice consumables, enables the company to ship products overnight to more than 90% of the U.S. and major cities in Mexico. United’s focus on fulfillment excellence has given it an average line fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate.  For more information, visit www.unitedstationers.com.

The company’s common stock trades on the NASDAQ Global Select Market under the symbol USTR.

(1)             This is non-GAAP information.  A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release.  Except as noted, all references within this news release to financial results are presented in accordance with U.S. Generally Accepted Accounting Principles.

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net sales	$1,141,205	$1,111,093	$2,334,521	$2,259,323
Cost of goods sold	971,527	921,425	1,984,782	1,894,378
Gross profit	169,678	189,668	349,739	364,945

Operating expenses:
Warehousing, marketing and administrative charges	122,598	118,170	250,355	259,040
Restructuring charge (reversal)	—	—	1,378	(3,522)

Total operating expenses	122,598	118,170	251,733	255,518

Operating income	47,080	71,498	98,006	109,427

Interest expense, net	3,137	1,279	5,167	2,682

Other expense, net	3,648	3,148	7,059	5,988

Income from continuing operations before income taxes	40,295	67,071	85,780	100,757

Income tax expense	16,186	25,589	34,432	38,409

Income from continuing operations	24,109	41,482	51,348	62,348

Loss from discontinued operations, net of tax	—	(121)	—	(2,947)

Net income	$24,109	$41,361	$51,348	$59,401

Net income per common share — diluted:
Net income per share — continuing operations	$0.84	$1.29	$1.74	$1.94
Loss per common share — discontinued operations	—	(0.00)	—	(0.10)
Net income per share — diluted	$0.84	$1.29	$1.74	$1.84
Weighted average number of common shares — diluted	28,798	32,120	29,515	32,210

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30,		As of
	2007	2006	Dec. 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$10,780	$14,005	$14,989
Accounts receivable, net	246,218	233,823	273,893
Retained interest in receivables sold, net*	130,272	136,475	107,149
Inventories	606,993	653,530	674,157
Other current assets	36,741	35,225	36,671
Current assets of discontinued operations	—	767	—
Total current assets	1,031,004	1,073,825	1,106,859

Property, plant and equipment, net	169,428	183,522	181,478
Intangible assets, net	25,479	29,939	26,756
Goodwill, net	225,816	225,759	225,816
Other long-term assets	16,916	13,999	12,485
Total assets	$1,468,643	$1,527,044	$1,553,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$367,067	$449,027	$382,625
Accrued liabilities	155,626	158,209	172,195
Deferred credits	2,370	17,145	483
Current liabilities of discontinued operations	—	3,430	—
Total current liabilities	525,063	627,811	555,303

Deferred income taxes	12,429	22,816	17,044
Long-term debt	143,500	60,100	117,300
Other long-term liabilities	54,241	58,419	62,807
Total liabilities	735,233	769,146	752,454

Stockholders’ equity:
Common stock, $0.10 par value; authorized — 100,000,000 shares, issued — 37,217,814 shares in 2007 and 2006	3,722	3,722	3,722
Additional paid-in capital	371,662	351,272	360,047
Treasury stock, at cost — shares 9,178,785 and 6,577,139 shares at June 30, 2007 and 2006, respectively and 7,172,932 shares at December 31, 2006	(430,089)	(259,065)	(297,815)
Retained earnings	803,484	677,510	750,322
Accumulated other comprehensive loss	(15,369)	(15,541)	(15,336)
Total stockholders’ equity	733,410	757,898	800,940
Total liabilities and stockholders’ equity	$1,468,643	$1,527,044	$1,553,394

*                    The June 30, 2007 and 2006 and December 31, 2006 accounts receivable balances exclude $250.0 million, $225.0 million and $225.0 million, respectively, of accounts receivable sold through a securitization program.

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United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended June 30,
	2007	2006
Cash Flows From Operating Activities:
Net income	$51,348	$59,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,803	17,844
Share-based compensation	3,989	4,094
Write-off of capitalized software development costs	—	6,501
Loss on sale of Canadian Division	—	5,904
Write down of assets held for sale	546	—
Loss (gain) on the disposition of plant, property and equipment	121	(6,408)
Amortization of capitalized financing costs	460	400
Excess tax benefits related to share-based compensation	(5,367)	(2,274)
Deferred income taxes	(4,615)	(7,484)
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Decrease (increase) in accounts receivable, net	27,662	(7,611)
Increase in retained interest in receivables sold, net	(23,124)	(19,937)
Decrease in inventory	67,151	11,695
(Increase) decrease in other assets	(8,760)	3,003
Increase in accounts payable	29,232	14,963
Decrease in checks in-transit	(44,796)	(10,138)
Decrease in accrued liabilities	(18,209)	(13,061)
Increase (decrease) in deferred credits	1,887	(34,593)
(Decrease) increase in other liabilities	(5,476)	201
Net cash provided by operating activities	93,852	22,500
Cash Flows From Investing Activities:
Capital expenditures	(6,833)	(24,964)
Sale of Canadian Division	1,295	4,103
Proceeds from the disposition of property, plant and equipment	6	14,675
Net cash used in investing activities	(5,532)	(6,186)
Cash Flows From Financing Activities:
Repayments under Revolving Credit Facility	26,200	39,100
Net proceeds from the exercise of stock options	27,719	10,033
Acquisition of treasury stock, at cost	(151,693)	(71,127)
Excess tax benefits related to share-based compensation	5,367	2,274
Payment of debt issuance costs	(125)	—
Net cash used in financing activities	(92,532)	(19,720)
Effect of exchange rate changes on cash and cash equivalents	3	(4)
Net change in cash and cash equivalents	(4,209)	(3,410)
Cash and cash equivalents, beginning of period	14,989	17,415
Cash and cash equivalents, end of period	$10,780	$14,005

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income and Earnings Per Share

 (in thousands, except per share data)

	For the Three Months Ended June 30,
	2007		2006
		% to		% to
	Amount	Net Sales	Amount	Net Sales

Sales	$1,141,205	100.00%	$1,111,093	100.00%

Gross profit	$169,678	14.87%	$189,668	17.07%
Product content syndication/marketing program	—	—	(23,843)	-2.15%
Adjusted gross profit	$169,678	14.87%	$165,825	14.92%

Operating expenses	$122,598	10.74%	$118,170	10.64%
Gain on sale of distribution centers	—	—	6,665	0.60%
Adjusted operating expenses	$122,598	10.74%	$124,835	11.24%

Operating income	$47,080	4.13%	$71,498	6.43%
Gross profit item noted above	—	—	(23,843)	-2.15%
Operating expense items noted above	—	—	(6,665)	-0.60%
Adjusted operating income	$47,080	4.13%	$40,990	3.69%

Net income per share — diluted	$0.84		$1.29
Per share gross profit item noted above	—		(0.46)
Per share operating expense items noted above	—		(0.13)
Adjusted net income per share — diluted	$0.84		$0.70
Growth rate of adjusted net income per diluted share over the prior year period	20%

Weighted average number of common shares — diluted	28,798		32,120

Note: Adjusted Operating Income and Earnings Per Share exclude the one-time effects of product content syndication/marketing programs and the gain on the sale of two distribution centers.  Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  The company believes that excluding these items is an appropriate comparison of its ongoing operating results to last year and that it is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Debt to Total Capitalization

(dollars in thousands)

	June 30,
	2007	2006	Change
Long-term debt	$143,500	$60,100	$83,400
Accounts receivable sold	250,000	225,000	25,000
Total debt and securitization (adjusted debt)	393,500	285,100	108,400
Stockholders’ equity	733,410	757,898	(24,488)
Total capitalization	$1,126,910	$1,042,998	$83,912

Adjusted debt to total capitalization	34.9%	27.3%	7.6%

Note: Adjusted debt to total capitalization is provided as an additional liquidity measure. Generally Accepted Accounting Principles require that accounts receivable sold under the company’s receivables securitization program be reflected as a reduction in accounts receivable and not reported as debt.  Internally, the company considers accounts receivables sold to be a financing mechanism. The company believes it is helpful to provide readers of its financial statements with a measure that adds accounts receivable sold to debt, and calculates debt to total capitalization on that basis.

Adjusted Cash Flow

(in thousands)

	For the Six Months Ended June 30,
	2007	2006
Cash Flows From Operating Activities:
Net cash provided by operating activities	$93,852	$22,500
Excluding the change in accounts receivable sold	(25,000)	—
Net cash provided by operating activities excluding the effects of receivables sold	$68,852	$22,500

Cash Flows From Financing Activities:
Net cash used in financing activities	$(92,532)	$(19,720)
Including the change in accounts receivable sold	25,000	—
Net cash used in financing activities including the effects of receivables sold	$(67,532)	$(19,720)

Note: Net cash provided by operating activities, excluding the effects of receivables sold is presented as an additional liquidity measure. Generally Accepted Accounting Principles require that the cash flow effects of changes in the amount of accounts receivable sold under the company’s receivables securitization program be reflected within operating cash flows. Internally, the company considers accounts receivable sold to be a financing mechanism and not a source of cash flow related to operations.  The company believes it is helpful to provide readers of its financial statements with operating cash flows adjusted for the effects of changes in accounts receivable sold.

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